EXHIBIT 10.2

REPURCHASE AGREEMENT

THIS REPURCHASE AGREEMENT (“Agreement”), dated as of March 30, 2010, by and among MICROCAPITAL FUND, L.P. (“MFLP”) and MEDIA SCIENCES INTERNATIONAL, INC., a Delaware corporation (the “Company”).

Recitals

A.           The Company and MFLP are parties to that certain Purchase Agreement, dated as of September 24, 2008 (the “Purchase Agreement”), pursuant to which MFLP purchased, and the Company sold to MFLP, Series A Warrants to purchase 287,878 shares of the Company’s Common Stock (represented by Warrant No. A-1, dated September 24, 2008);

B.           The Company desires to repurchase from MFLP the Series A Warrants, which warrants have not been exercised in whole or in part, and to retire such warrants;

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, capitalized terms that are not otherwise defined in this Agreement shall have the meanings set forth in the Purchase Agreement (or, as the case may be, the Transaction Documents).

2.           Repurchase of Series A Warrants.

A.           On the Closing Date, the Company shall purchase from MFLP, and MFLP shall sell to the Company, the Series A Warrants to purchase 287,878 shares of the Company’s Common Stock (represented by Warrant No. A-1, dated September 24, 2008), in consideration of 72,873 shares of the Company’s Common Stock.

B.           In the event of conflict between any provision of this Agreement and any provision of the Purchase Agreement (including any of the other Transaction Documents), the provisions of this Agreement shall prevail.

3.           Closing.  The date of exchange of executed counterparts of this Agreement shall constitute the closing (the “Closing”).  The Closing shall take place at Law Offices of Dan Brecher, 99 Park Avenue, 16th Floor, New York, New York 10016 on March 30, 2010 (the “Closing Date”), or at such other location and on such other date as the parties shall mutually agree.

In connection with the Closing, the Company shall deliver irrevocable instructions to its transfer agent to cause its transfer agent to deliver a common stock certificate for the shares of common stock of the Company due to MFLP in accordance with the amount set forth in Section 2.A of this Agreement (the “Repurchase Shares”); such Repurchase Shares, when issued, shall be fully paid and nonassessable.

On the Closing Date, MFLP shall surrender to the Company its original Series A Warrants, or provide customary surrender forms in connection with such warrants, in a form reasonably acceptable to the Company, unless waived by the Company in its sole discretion; notwithstanding the foregoing, MFLP acknowledges that its warrants shall be null and void effective as of the Closing.

4.           Registration Rights.  Promptly following the Closing, but no later than sixty (60) days after the Closing Date, the Company shall, at its sole expense, prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to the Company to effect a registration for resale of the Repurchase Shares), covering the resale of the Repurchase Shares, and seek effectiveness  of the registration statement as soon as practicable.

                5.           Miscellaneous.

5.1           Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and transmitted via facsimile, or by portable document format via electronic mail, each of which shall be deemed an original.

5.2           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.3           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Media Sciences International, Inc.
8 Allerman Road
Oakland, New Jersey 07436
Attention:  Michael W. Levin,
Chief Executive Officer and President
Fax: (201) 677-0311

If to the MFLP:

MICROCAPITAL FUND, L.P.
167 Old Post Road
3rd Floor
Southport, CT 06890
Attn.:  Ian P. Ellis, Sole Member of General Partner

5.4           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.

5.5           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party against whom enforcement is sought.  Any amendment or waiver effected in accordance with this section shall be binding upon each party and each party’s successor in interest.

5.6           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

5.7           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

5.8           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

5.9           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

MEDIA SCIENCES INTERNATIONAL, INC.

By:  /s/ Michael W. Levin
Name:  Michael W. Levin
Title:  Chief Executive Officer and President

MICROCAPITAL FUND, L.P.

By:  /s/ Ian P. Ellis
Name: Ian P. Ellis
Title: Sole Member of General Partner